UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 5, 2017

ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35140	94-3288780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including zip code)
(925) 227-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

The Audit Committee of the Board of Directors of Ellie Mae, Inc. (the “Company”), under authority delegated to it by the Company’s Board of Directors, approved a new stock repurchase program granting the Company authority to repurchase up to $250 million of its outstanding common stock through August 2020. Under this new stock repurchase program, which is designed to return value to its stockholders and minimize dilution from stock issuances, the Company may repurchase shares from time to time in the open market with available working capital. The new stock repurchase program approved by the Board of Directors is substantially similar to the Company’s previous program authorizing the repurchase of up to $75 million in common stock, which expired in May 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized
.

Ellie Mae, Inc.

Date: September 5, 2017
	By:	/s/ Brian Brown
Brian Brown
Executive Vice President and General Counsel